                          BRIGHTHOUSE SECURITIES, LLC

                                SALES AGREEMENT

                               TABLE OF CONTENTS

I.     DEFINITIONS                                   9.1    CONFIDENTIAL INFORMATION

II.    AUTHORIZATION, REPRESENTATIONS, AND           9.2    RETURN OF CONFIDENTIAL
       COVENANTS OF PRINCIPAL UNDERWRITER                   INFORMATION

III.   REPRESENTATIONS AND COVENANTS OF              9.3    DAMAGES
       BROKER
                                              X.     INDEMNIFICATION
IV.    COMPLIANCE WITH APPLICABLE LAW
                                              XI.    GENERAL PROVISIONS
       4.1    APPLICABLE LAW
                                                     11.1   TERM AND TERMINATION
       4.2    ANTI-MONEY LAUNDERING AND
              CUSTOMER IDENTIFICATION                11.2.  ASSIGNABILITY

V.     COMPENSATION                                  11.3   AMENDMENTS

VI.    COMPLAINTS AND INVESTIGATIONS                 11.4   NOTICES

VII.   RECORDS AND ADMINISTRATION                    11.5   ARBITRATION

VIII.  CUSTOMER INFORMATION AND PROTECTED            11.6   GOVERNING LAW
       HEALTH INFORMATION
                                                     11.7   ENTIRE UNDERSTANDING
       8.1    CUSTOMER INFORMATION
                                                     11.8   THIRD PARTY BENEFICIARIES
       8.2    PROTECTED HEALTH INFORMATION
              ("PHI")                                11.9   NON-EXCLUSIVITY

       8.3    ADDITIONAL BROKER                      11.10  NON-SOLICITATION OF EMPLOYEES
              RESPONSIBILITY WITH RESPECT TO                AND AGENTS
              PHI
                                                     11.11  WAIVER
       8.4    PRIVACY NOTICES AND
              AUTHORIZATION                          11.12  COUNTERPARTS

IX.    CONFIDENTIAL INFORMATION                      11.13  SEVERABILITY

                                                     11.14  TRADEMARKS

                                                     11.15  PREPARATION OF CERTIFICATES

                                                     11.16  PARTIES' CONTROL OF BUSINESS
                                                            AND OPERATIONS

Enterprise Selling Agreement 5-17

                          BRIGHTHOUSE SECURITIES, LLC

                                SALES AGREEMENT

This agreement, including the exhibits attached hereto (collectively the "Agreement") is made, entered into and effective as of________, ("Effective Date") by and among Brighthouse Securities, LLC, a Delaware corporation (the "Principal Underwriter"), and ________ (the "Broker") that is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and a member of the Financial Industry Regulatory Authority ("FINRA") and is also either licensed as an insurance agency or is affiliated with one or more validly licensed insurance agencies.

                                  WITNESSETH:

WHEREAS, Principal Underwriter and its Affiliates (as hereafter defined) issue or provide access to certain insurance and financial products;

WHEREAS, Broker sells and services insurance and financial products and wishes to sell and service certain of Principal Underwriter's and its Affiliates insurance and financial products;

WHEREAS, Principal Underwriter proposes to compensate Broker for such sales and servicing;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                  ARTICLE I.
                                  DEFINITIONS
                                  -----------

Section 1.1. The following terms, when used in this Agreement, shall have the meanings set forth in this Article I. Other terms may be defined throughout this Agreement. Definitions shall be deemed to refer to the singular or plural as the context requires:

         (a) Affiliate - Any entity that directly or indirectly controls, is controlled by or is under common control with Principal Underwriter or Broker, as applicable, including, without limitation, any entity that owns 25% or more of the voting securities of any of the foregoing and any entity that is a subsidiary of any of the foregoing.

         (b) Agency - Those agencies identified in Exhibit C hereto, which are properly licensed to participate in the business of insurance.

         (c) Applicable Law - Shall have the meaning given to such term in
             Article IV of this Agreement.

         (d) Business Day - Any day other than a Saturday, Sunday or a federal legal holiday.

                                 Page 1 of 21
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         (e) Confidential Information - Includes without limitation,
             (i) statistical, premium rate and other information that is identified by Principal Underwriter as commercially valuable, confidential, proprietary or a trade secret, including but not limited to information regarding Principal Underwriter's systems and rating methodology; and (ii) any information identified in writing by a party as confidential at the time the information is divulged to the other party.

             Confidential Information does not include any information, written or oral, which (i) at the time of disclosure or thereafter is generally available in the public domain (other than as a result of a disclosure in violation of this Agreement), (ii) has been received, obtained, developed or created by the receiving party independently from the performance of its obligations under this Agreement, or (iii) was made available to the receiving party on a non-confidential basis from a source other than the disclosing party, provided that such source is not and was not bound by an independent obligation of confidentiality.

         (f) Contracts - Those contracts and policies that are identified on Exhibits A and B attached hereto, which Exhibits may be amended at any time by Principal Underwriter in its sole discretion.

         (g) Customer Complaint - Shall have the meaning given to such term in
             Section 6.2 of this Agreement.

         (h) Customer Information - Information in electronic, paper or any other form that Broker or its representatives obtained, had access to or created in connection with its obligations under this Agreement regarding individuals who applied for or purchased Principal Underwriter's products. Customer Information includes Nonpublic Personal Information, as defined below in paragraph (j), and Protected Health Information, as defined in paragraph (m). Customer Information may also include, but is not limited to, information such as the individual's name, address, telephone number, social security number, as well as the fact that the individual has applied for, is insured under, or has purchased a Principal Underwriter product. Customer Information does not, however, include information that is (i) generally available in the public domain (other than as a result of a disclosure in violation of this Agreement) and is derived or received from such public sources by Broker; (ii) received, obtained, developed or created by the Broker independently from the performance of its obligations under this Agreement; (iii) disclosed to the Broker by a Third Party, provided such disclosure was made to Broker without any violation of an independent obligation of confidentiality or Applicable Law.

         (i) HIPAA - The Health Insurance Portability and Accountability Act of 1996, as now in force or hereafter amended, and all related regulations.

         (j) Nonpublic Personal Information - Nonpublic personal information means financial or health related information by which a financial institution's consumers and customers are individually identifiable, including but not limited to nonpublic personal information as defined by Title V of the Gramm-Leach-Bliley Act and regulations adopted pursuant to the Act.

         (k) Non-variable Contracts - Those Contracts that include, without limitation, non-variable rate annuity contracts, non-variable life insurance policies, long term care insurance and other fixed insurance contracts, issued by Principal Underwriter or its Affiliates, as identified in Exhibit B, which Exhibit may be amended at any time by Principal Underwriter in its sole discretion.

         (l) Prospectus - The prospectuses and statements of additional information included within the Registration Statements referred to herein or filed pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, as amended.

                                 Page 2 of 21
Enterprise Selling Agreement 5-17


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         (m) Protected Health Information ("PHI") - Information related to individuals who have applied for, have purchased or are insured under Principal Underwriter products that are considered to be health plans subject to HIPAA, such as Principal Underwriter's long-term care insurance policies and riders, for the purposes of this Agreement and, consistent with regulations issued pursuant to HIPAA. PHI is defined as individually identifiable information that is transmitted or maintained in any medium and relates to: the past, present or future physical or mental health or condition of an individual; the provision of health care to an individual; or future payment for the provision of health care to the individual. This definition of PHI includes demographic information about the individual, including, but not limited to, names, geographic subdivisions smaller than a state (including but not limited to street addresses and ZIP codes); all elements of dates (except year) for dates directly related to an individual, including but not limited to birth date; telephone numbers; fax numbers; electronic mail (E-mail) addresses; Social Security numbers; medical record numbers; health plan beneficiary numbers; account numbers; certificate/license numbers; vehicle identifiers and serial numbers, including license plate numbers; device identifiers and serial numbers; Web Universal Resource Locators; Internet Protocol address numbers; biometric identifiers, including finger and voice prints; full face photographic images and any comparable images; and any other unique identifying number, characteristic, or code.

         (n) Registration Statements - Registration statements and amendments thereto filed with the SEC relating to the Variable Contracts, including those for any underlying investment vehicle or variable insurance rider.

         (o) Representatives - Those individuals, accepted by Principal Underwriter or its Affiliates to solicit and sell Contracts under the terms of this Agreement, who are licensed and appointed as a life insurance agent of Principal Underwriter or its Affiliates, and with respect to registered products, are also registered with Broker in compliance with the 1934 Act.

         (p) Third Party - A party that is not a signatory to this Agreement.

         (q) Variable Contracts - Those Contracts that include variable life insurance policies, variable annuity contracts, variable insurance riders and other variable insurance contracts, issued by Principal Underwriter or its Affiliates, as identified in Exhibit A, which Exhibit may be amended at any time by Principal Underwriter in its sole discretion.

         (r) 1933 Act - The Securities Act of 1933, as amended.

         (s) 1934 Act - The Securities Exchange Act of 1934, as amended.

                                 Page 3 of 21
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                                  ARTICLE II
    AUTHORIZATIONS, REPRESENTATIONS, AND COVENANTS OF PRINCIPAL UNDERWRITER
    -----------------------------------------------------------------------

Section 2.1. Authorization. Principal Underwriter represents that it is duly
             --------------
authorized, on behalf of itself and each Affiliate that issues or provides access to the Contracts, to enter into this Agreement with Broker to distribute such Contracts.

Section 2.2. Solicitation of Applications.
             -----------------------------

         (a) Solicit Non-variable Contract Applications. Principal Underwriter
             -------------------------------------------
             authorizes Broker through its Representatives to solicit applications for the Non-variable Contracts, provided that
             (i) Broker shall not solicit applications for Non-variable Contracts except in those states where it and its Representatives are appropriately licensed; (ii) in which the Non-variable Contracts are qualified for sale under Applicable Law; and
             (iii) Broker complies in all other respects with the published policies and procedures of Principal Underwriter or its Affiliates, as applicable, and with the terms of this Agreement.

         (b) Solicit Variable Contract Applications. Principal Underwriter
             ---------------------------------------
             authorizes Broker through its Representatives to offer and sell the Variable Contracts, provided that (i) Broker shall not solicit applications for Variable Contracts except in those states where it is and its Representatives are appropriately licensed;
             (ii) there is an effective Registration Statement relating to such Variable Contracts; (iii) such Variable Contracts are qualified for sale under Applicable Law in such state in which the sale or solicitation is to take place; and (iv) Broker complies in all other respects with the published policies and procedures of Principal Underwriter and its Affiliates, and with the terms of the Agreement.

Section 2.3. Required Notices to Broker. Principal Underwriter shall notify
             ---------------------------
Broker or its designee of the issuance by the SEC of any stop order with respect to a Registration Statement or the initiation of any proceeding by the SEC relating to the registration and/or offering of Variable Contracts and of any other action or circumstances that makes it no longer lawful for Principal Underwriter or its Affiliates to offer or issue one or more of Variable Contracts. Principal Underwriter shall advise Broker of any revision of or supplement to any Prospectus related to the Variable Contracts or underlying investments of such Variable Contracts.

Section 2.4. Rights of Principal Underwriter. Without limiting Principal
             --------------------------------
Underwriter and its Affiliates absolute control of their business and operations or other rights under this Agreement, Principal Underwriter and its Affiliates shall specifically retain authority to:

         a) refuse for any reason to appoint a Representative and cancel any existing appointment at any time;

         b) direct the marketing of its financial and insurance products and services;

         c)  refuse to issue any Product;

         d)  underwrite all insurance policies issued by it;

         e)  cancel risks;

         f)  handle all matters involving claims adjusting and payment;

         g)  prepare all policy forms and amendments;

         h) maintain custody of, responsibility for and control of all investments; and

                                 Page 4 of 21
Enterprise Selling Agreement 5-17

         i) withdraw a Contract from sale or change or amend a Contract at Principal Underwriter's discretion.

Section 2.5. Broker's Access to Copies of Documents. During the term of this
             ---------------------------------------
Agreement, Principal Underwriter shall provide Broker, without charge and when applicable, with as many copies of the Contract prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts, as Broker may reasonably request. Upon receipt from Principal Underwriter of updated copies of the Contract prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts, Broker shall promptly discard or destroy all copies of such documents previously provided to them, except such copies as are needed for purposes of maintaining records as may be required in Article VII and by Applicable Law. Upon termination of this Agreement, Broker shall promptly return to Principal Underwriter all Contract prospectus(es), current underlying mutual fund prospectus(es), statements of additional information, Contract applications and other materials and supplies furnished by Principal Underwriter to Broker or to its Representatives, except for copies required for maintaining records as may be required in Article VII and by Applicable Law.

Section 2.6. Advertising Material. During the term of this Agreement, Principal
             ---------------------
Underwriter or its Affiliates shall be responsible for providing and approving all promotional, sales and advertising material to be used by Broker. Principal Underwriter shall file such materials or shall cause such materials to be filed with the SEC, FINRA, and any state securities or insurance regulatory authorities, as required by Applicable Law.

Section 2.7. Marketing Reports. Principal Underwriter or its Affiliate shall
             ------------------
compile periodic marketing reports summarizing sales results to the extent reasonably requested by Broker.

                                  ARTICLE III
                    REPRESENTATIONS AND COVENANTS OF BROKER
                    ---------------------------------------

Section 3.1. Appointment of Broker. Broker shall solicit, sell and service the
             ----------------------
Contracts and shall use commercially reasonable efforts to find suitable purchasers for the Contracts. Broker represents and warrants that it shall only offer Contracts in those states where it or its Agency is appropriately licensed and has obtained any other appointments, approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder.

Section 3.2. Licenses, Appointments and Approvals. Broker represents and
             -------------------------------------
warrants that it is a registered broker-dealer under the 1934 Act, has all necessary broker-dealer licenses, is a member in good standing with the FINRA, and is licensed as an insurance broker and has obtained any other approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder. Broker further represents that its Representatives who shall be soliciting applications for the Contracts, whether alone or jointly with representatives of Principal Underwriter or its designee, shall at all times be appropriately registered and/or licensed as required by Applicable Law and shall comply with all requirements of Applicable Law. Broker further represents that neither it nor any of its Representatives are currently under investigation by any insurance regulator, FINRA, any other self-regulatory organization or other governmental authority, including but not limited to the SEC and Departments of Insurance (except for any investigations of which it has notified Principal Underwriter in writing). Broker further represents that it shall notify Principal Underwriter of the existence and subject matter of any formal or informal investigation of Broker or any of its agents that is commenced by any insurance regulator, FINRA or SEC, any other self regulatory organization or other governmental authority, in connection with the sale of the Contracts. Broker further represents that it shall immediately notify Principal Underwriter in writing if it or any of its Representatives have any of their respective licenses, which are required under this Agreement for the solicitation of, sale of or provision of services to the Contracts, surrendered, removed, revoked, cancelled or suspended, whether voluntarily or involuntarily.

Section 3.3. Policies and Procedures. Broker shall comply with the policies and
             ------------------------
procedures of Principal Underwriter and its Affiliates with respect to the solicitation, sales and administration of Contracts and services Broker and Representatives are authorized to sell and service under the Agreement, including, but not limited to,

                                 Page 5 of 21
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

privacy policies and procedures, as those policies and procedures may be provided to Broker by Principal Underwriter from time to time.

Section 3.4. Disclosure of Relationship with Principal Underwriter and
             ---------------------------------------------------------
Disclosure of Compensation. If and as required by Applicable Law, Broker shall
---------------------------
disclose in writing to each applicant for a Contract Broker's relationship with Principal Underwriter and the compensation, and anything of value, Broker receives from Principal Underwriter for the services performed under this or any other Agreement. Principal Underwriter reserves the right to disclose to its purchasers of Contracts, and potential purchasers of Contracts, details regarding compensation, and anything of value, it, and any Principal Underwriter affiliate, may pay to Broker, or any of its affiliates, under this Agreement and any other agreement.

Section 3.5. Education, Training, Supervision and Control of Representatives.
             ----------------------------------------------------------------
Broker shall train, supervise and be solely responsible for the conduct of its Representatives in their solicitation and servicing activities in connection with the Contracts, and shall supervise Representatives' strict compliance with Applicable Law, as well as the rules and procedures of Principal Underwriter pertaining to the solicitation, sale and submission of applications for the Contracts and the provision of services relating to the Contracts. Broker shall conduct background investigations of its current and proposed new Representatives to determine their qualifications, good character and moral fitness to sell the Contracts and shall provide Principal Underwriter with copies of such investigations upon Principal Underwriter's written request. Likewise, Broker is solely liable for the acts and omissions of its Representatives in the course of conducting its business.

Section 3.6. Broker/Representative Communications. Neither Broker nor any of
             -------------------------------------
its Representatives, are authorized by Principal Underwriter or its Affiliates to give any information or make any representation in connection with this Agreement or the offering of the Contracts other than those contained in the Contract, Prospectus, or promotional material authorized for use in writing by Principal Underwriter or its Affiliates. Broker shall not make any representations or give information that is not contained in the Contract, Prospectus or promotional material of the Contracts.

Section 3.7. Suitability Requirements. Broker shall establish and maintain a
             -------------------------
system to supervise its Representatives reasonably designed to ensure that, in making a recommendation to purchase a Contract (including as a part of an exchange), the Representative has reasonable grounds to believe that, based on facts disclosed by the purchaser, the purchase of the Contract is suitable for the purchaser as and to the extent required by Applicable Law. As part of the supervisory system, Broker shall maintain written procedures and conduct periodic reviews of its records that are reasonably designed to achieve compliance with these requirements. Broker shall be solely responsible for determining the suitability of recommendations to purchase a Contract made by its Representatives in accordance with Applicable Law, and shall, upon a reasonable written request from Principal Underwriter, provide written documentation of such process, including without limitation the certifications required in Section 4.3. To the extent required by Applicable Law and upon written request from Principal Underwriter, Broker shall promptly provide documentation and other information reasonably necessary to allow Principal Underwriter or its Affiliates to determine that Broker is performing the required functions described above.

Section 3.8. Application Review. Broker shall review diligently all Contract
             -------------------
applications for accuracy and completeness and for compliance with the conditions herein, including the suitability and prospectus delivery requirements, and shall take all reasonable and appropriate measures to ensure that applications submitted to Principal Underwriter are accurate, complete, compliant with the conditions herein, and approved by a qualified registered principal.

Section 3.9. Replacement. Broker certifies on behalf of itself, its
             ------------
Representatives and its Agencies that it shall adhere to Applicable Law before it receives or solicits any applications for Contracts. In addition to the conditions and limitations elsewhere contained in this Agreement and the Compensation Schedules, no first year commission shall be payable on replacements or switches of any Contract with another Contract, which are undisclosed, and which require disclosure by Applicable Law or Principal Underwriter's or its Affiliates' rules on replacement transactions. Specific replacement or switching rules of each applicable Affiliate are described in Principal

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Underwriter's Rewritten Business Rules, which shall be made available to Broker and which may be amended at any time by Principal Underwriter in its sole discretion.

Principal Underwriter shall make available written guidelines of Principal Underwriter's position with respect to the acceptability of replacements (the "Replacement Guidelines"), which Replacement Guidelines may be amended at any time by Principal Underwriter in its sole discretion. Broker shall provide each of its Representatives with a copy of the Replacement Guidelines. Broker shall establish and maintain a system to supervise its Representatives reasonably designed to review the appropriateness of each replacement transaction and each transaction's conformity with the Replacements Guidelines. As part of its supervisory system, Broker shall implement procedures that are reasonably designed to detect transactions that are replacements of existing policies or contracts, but that have not been reported as such by the Representative making the sale. These procedures must include, but are not limited to, systematic customer surveys and interviews, confirmation letters and programs of internal monitoring. Broker shall be solely responsible for determining that a replacement transaction by any of its Representatives is in compliance with Principal Underwriter's Replacement Guidelines and with Applicable Law. To the extent required by Applicable Law and upon written request from Principal Underwriter, Broker shall promptly provide documentation and other information reasonably necessary to allow Principal Underwriter or its Affiliates to determine that Broker is performing the required functions described in this
Section 3.9.

Section 3.10. Audit of Representatives. Broker shall maintain reasonable
              -------------------------
procedures for its periodic audit of its Representatives' sales practices and shall, upon a reasonable written request from Principal Underwriter, provide a written report to Principal Underwriter on the results of such audits; provided, however, that Broker shall retain sole responsibility for the supervision, inspection and control of its Representatives.

Section 3.11. Collection of Payments. Only the initial purchase payments for
              -----------------------
the Contracts shall be collected by Representatives of Broker. All such purchase payments shall be remitted promptly in full (and in no event later than the time permitted under Applicable Law) together with any related application, forms and any other required documentation to Principal Underwriter or the appropriate Affiliate. The Broker shall make such remittances in accordance with any and all policies and procedures described in the Contract, prospectus, if appropriate, or as otherwise adopted by Principal Underwriter and its Affiliates.

Section 3.12. Contract Delivery. Unless otherwise requested by Broker and
              ------------------
agreed to by Principal Underwriter, once a Contract has been issued, it shall be delivered to Broker and, after review by Broker, shall be timely delivered by Broker to the applicant, accompanied by any documents required to be delivered by Applicable Law and any additional appropriate documents. In the case of long-term care insurance, Broker shall ensure delivery of each new long-term care insurance contract within thirty (30) days of the contract's approval date. Principal Underwriter shall confirm or cause to be confirmed to customers all Contract transactions, to the extent required by Applicable Law, and shall administer the Contracts after they have been delivered, but may from time to time require assistance from Broker. If a purchaser exercises the free look rights under a Contract, Broker shall indemnify Principal Underwriter for any loss incurred by Principal Underwriter or its Affiliates that results from Broker's failure to promptly deliver such Contract to its purchaser.

Section 3.13. Rejection of Applications and Return of Contracts. Broker
              --------------------------------------------------
acknowledges that Principal Underwriter, on behalf of itself and its Affiliates, shall have the unconditional right to reject, in whole or in part, any application for a Contract. If Principal Underwriter rejects an application, Principal Underwriter or its Affiliate shall immediately return any purchase payments received directly to the Broker, and Broker shall be responsible for promptly returning such payments to the purchaser. If any purchaser of a Contract elects to return such Contract pursuant to any law or contractual provision, any purchase payment made or such other amount, as the Contract or Applicable Law shall specify, shall be returned by Principal Underwriter or its Affiliates to the Broker and the Broker shall be responsible for promptly returning such payments to the purchaser.

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Section 3.14. Independent Contractor. Except as otherwise required by
              -----------------------
Applicable Law, Broker is not a principal, underwriter or agent of Principal Underwriter or its Affiliates, or any separate account of Principal Underwriter or its Affiliates. It is understood and acknowledged that Broker, its agents, designees or Representatives are independent contractors and not employees of Principal Underwriter or any of its subsidiaries or affiliates. None of the terms of this Agreement shall be construed as creating an employer-employee relationship between Broker, its agents, designees or Representatives, on the one hand, and Principal Underwriter, on the other hand. Broker, its agents and its other representatives, shall not hold themselves out to be employees of Principal Underwriter or its Affiliates in this connection or in any dealings with the public. Neither Broker nor its agents, designees or other representatives shall have authority on behalf of Principal Underwriter or its Affiliates to alter or amend any Contract or any form related to a Contract to adjust or settle any claim or commit Principal Underwriter or its Affiliates with respect thereto, or bind Principal Underwriter or its Affiliates in any way; or enter into legal proceedings in connection with any matter pertaining to Principal Underwriter's business without its prior written consent. Broker shall not expend, nor contract for the expenditure of, funds of Principal Underwriter or its Affiliates nor shall Broker possess or exercise any authority on behalf of Principal Underwriter other than that expressly conferred on Broker by this Agreement.

Section 3.15. Promotional Materials. To the extent that Broker uses brochures,
              ----------------------
other promotional materials and literature, and training material in connection with marketing or servicing Contracts, or that mention Principal Underwriter, its products or services in any way (collectively referred to herein as "Principal Underwriter Materials"), such Principal Underwriter Materials shall only be used with the prior written approval of Principal Underwriter. Similarly, Broker shall not use any information related to Principal Underwriter or Contracts on any Web site without the prior written consent of Principal Underwriter. Any requests for written approval of materials for use by Broker shall be submitted in writing by Broker to the individual and offices as directed by Principal Underwriter.

Section 3.16. Instructions by Representative. Broker and Agency shall be solely
              -------------------------------
responsible for the accuracy and propriety of any (i) instruction given to Principal Underwriter by a Representative on behalf of an owner or prospective owner of a Contract, or (ii) action taken by a Representative on behalf of an owner or prospective owner of a Contract. Principal Underwriter shall have no responsibility or liability for any action taken or omitted by it in reliance on or by acceptance of such an instruction or action.

Section 3.17. Furnishing Information. Broker shall furnish Principal
              -----------------------
Underwriter and any regulatory authority with jurisdiction over the subject matter of this Agreement with any information, documentation, or reports prepared in connection with or related to this Agreement which may be requested by Principal Underwriter or such a regulatory authority in order to ascertain whether the operations of Principal Underwriter or Broker related to the Contracts are being conducted in a manner consistent with Applicable Law.

Section 3.18. Authority. Broker represents that it has full authority to enter
              ----------
into this Agreement and that by entering into this Agreement it shall not impair any other of its contractual obligations with respect to sales of any Contract.

Section 3.19. Insurance Coverage.
              -------------------

         a)  Fidelity Bond. Broker shall secure and maintain a fidelity bond
             --------------
             (including coverage for larceny and embezzlement), issued by a bonding company acceptable to Principal Underwriter, covering all of its directors, officers, agents, Representatives, associated persons and employees who have access to funds of Principal Underwriter or its Affiliates. This bond shall be maintained at Broker's expense in at least the amount prescribed under Rule 3020 of the FINRA Conduct Rules or future amendments thereto. Broker shall provide Principal Underwriter with satisfactory evidence of said bond upon Principal Underwriter's reasonable request. Broker hereby assigns any proceeds received from a fidelity bonding company, or other liability coverage, to Principal Underwriter, for itself or on behalf of its Affiliates, as their interest may appear, to the extent of its loss due to activities covered by the bond, policy or other liability coverage.

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         b)  Plan of Insurance. Broker shall maintain in full force and effect
             ------------------
             during the term of this Agreement a plan of insurance (which may be a plan of self-insurance if agreed to in writing in advance by Principal Underwriter) which shall provide coverage for errors and omissions of Broker and its directors, officers, employees, agents, Agencies and Representatives, in such amounts and scope of coverage as are acceptable to Principal Underwriter in its sole discretion. If requested by Principal Underwriter, Broker shall provide evidence of coverage under an insurance policy, or a plan of self-insurance, satisfactory to Principal Underwriter showing the amount and scope of coverage provided. If such insurance plan terminates for any reason during the term of this Agreement, Broker shall immediately notify Principal Underwriter in writing of such termination and Principal Underwriter shall have the right to immediately terminate this Agreement.

         c)  Loss of coverage. The authority of any Representative to solicit
             -----------------
             and procure Contracts hereunder shall terminate automatically upon the termination of such Representative's coverage under the Broker's fidelity bond or plan of insurance referred to in subsections (a) and (b) above.

Section 3.20. Agency Distribution of Variable Contracts. In such cases where
              ------------------------------------------
Broker intends to distribute the Variable Contracts through an Agency, Broker further represents that Agency shall engage in the offer or sale of Variable Contracts only through persons who are Representatives of the Broker. Broker shall further ensure that unregistered employees shall not engage in any securities activities requiring registration, nor receive any compensation based on transactions in securities or the provision of securities advice.

Section 3.21. Market Timing.
              --------------

         (a) Broker shall not, and Broker shall take all steps necessary to ensure that its Representatives and any Agency shall not
             (i) solicit, offer or sell Variable Contracts in connection with or to facilitate any program, plan or arrangement involving market timing transactions in underlying mutual funds within Variable Contracts, or (ii) take any other actions that would promote, encourage or facilitate market timing transactions in the underlying mutual funds within Variable Contracts.

         (b) Notwithstanding the foregoing, Broker and its Representatives may provide incidental services in the form of guidance to applicants and owners of Variable Contracts regarding the allocation of premium and Variable Contract value, provided that such services are (i) solely incidental to Broker's activities in connection with the sales of the Variable Contracts, (ii) subject to the supervision and control of Broker, (iii) furnished in accordance with any rules and procedures that may be prescribed by Principal Underwriter, and (iv) not promoting, encouraging or facilitating market timing transactions in the underlying mutual funds within Variable Contracts.

Section 3.22. Prohibited Solicitation With Contract Holders. For a period of 12
              ----------------------------------------------
months after termination of the Agreement, the Broker and Agency shall not, directly or indirectly, and on a systematic basis, contact the contract holders of Principal Underwriter or its Affiliates or condone such contact for the purpose of inducing any such contract holders to lapse, cancel, and fail to renew or replace any Contract. If the Broker or Agency, in the judgment of Principal Underwriter is determined to have engaged in such prohibited activity, then Principal Underwriter shall have the right to declare the Broker's and Agency's claims for compensation or any other benefit under the Agreement to be forfeited and void. Principal Underwriter, on behalf of itself and its Affiliates, may also pursue all remedies, including injunction, to assure compliance with the covenants in this Section 3.22 and shall, if successful, be entitled to recover from the Broker and Agency all costs and expenses incurred in pursuing such remedies, including reasonable attorneys' fees.

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

                                  ARTICLE IV
                        COMPLIANCE WITH APPLICABLE LAW
                        ------------------------------

Section 4.1. Applicable Law. Principal Underwriter and Broker shall comply with
             ---------------
all applicable state and federal statutes, laws, rules, and regulations including without limitation, state insurance laws, rules and regulations, and federal and state securities laws, rules and regulations ("Applicable Law"). Applicable Law also includes applicable guidelines, policies, and rulings of federal and state regulatory organizations and agencies, including without limitation state insurance departments, the SEC and the FINRA, consumer privacy laws, HIPAA and any other state or federal laws, rules or regulations and decisions, orders and rulings of state and federal regulatory agencies that are now or may hereafter become applicable to the parties hereto and the transactions that are the subject of this Agreement.

Section 4.2. Anti-Money Laundering and Customer Identification.
             --------------------------------------------------

         a) Broker shall comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act ("the Act"), its implementing regulations, and related SEC and SRO rules. These requirements include requirements to identify and report currency transactions and suspicious activity, to implement a customer identification program to verify the identity of customers, and to implement an anti-money laundering compliance program. As required by the Act, Broker certifies that it has: a comprehensive anti-money laundering compliance program that includes, policies, procedures and internal controls for complying with the BSA; policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; a designated compliance officer or officers; training for appropriate persons; and an independent audit function.

         b) Further Broker certifies, and shall certify to Principal Underwriter annually hereafter, that it has established and implemented a training program for appropriate persons, including appropriate employees and all Representatives registered with Broker, and that such program includes training on the requirements of Broker's anti-money laundering compliance program and on the identification of "red flags" associated with money laundering risks related to Principal Underwriter's covered products, as they are defined in the regulations promulgated under
             Section 352 of the Act in accordance with the definitions provided in Section 103.37(a)(4).

             Broker shall provide training to all appropriate persons, including its appropriate employees and all Representatives registered with Broker concerning their responsibilities under the company's anti-money laundering program, and that such training shall include instruction on the identification of "red flags" associated with money laundering risks related to Principal Underwriter's covered products, as they are defined in the regulations promulgated under Section 352 of the Act in accordance with the definitions provided in Section 103.37(a)(4).

         c) Further Broker certifies, and shall certify to Principal Underwriter annually hereafter, that it has established and implemented a Customer Identification Program, in compliance with applicable regulations, as part of its anti-money laundering compliance program that, at a minimum, requires: (i) the verification of the identity of any customer seeking to open an account; (ii) the retention of a record of the information used to verify each customer's identity; and (iii) the determination, within a reasonable time before or after the account is opened, as to whether the customer appears on any lists of known or suspected terrorists or terrorist organizations as provided to it by any government agency.

         d) Broker shall verify the identity of each customer that it introduces to Principal Underwriter, whether through documentary or non-documentary means, and that Principal Underwriter shall rely upon such verification, as prescribed by the regulations promulgated under Section 326 of the Act

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

             in accordance with the safe-harbor provided in
             Section 103.122(b)(6) of the regulations under the Act.

         e) Broker shall immediately notify Principal Underwriter of any activity, behavior, or transaction that results in Broker filing a suspicious activity report and that it shall share information to the extent permissible under the regulations promulgated under
             Section 314 of the Act in accordance with the safe harbor provided in Section 103.110(b)(5) of the regulations under the Act.

Section 4.3. Suitability Certification. To the extent required by Applicable
             --------------------------
Law and in accordance with Section 3.7, Broker hereby certifies, and shall hereafter annually certify in writing to Principal Underwriter, to the following:

             With respect to the solicitation and sale of fixed and variable annuity Contracts offered by Principal Underwriter and its Affiliates, Broker has in place a system to supervise recommendations made for the Contracts that is reasonably designed to achieve compliance with state insurance laws or regulations regarding suitability and, with respect to variable annuities, to comply with applicable FINRA Conduct Rules, including Rule 2310, regarding suitability. As part of this supervisory system Broker maintains written procedures and conducts periodic reviews of its records that are reasonably designed to achieve compliance with these requirements.

Annual certificates shall be signed by an authorized senior officer or manager of the Broker with responsibility for overseeing annuity sales practices and who has a reasonable basis on which to make the certification on behalf of the Broker.

Section 4.4. Department Of Labor. Broker represents that when engaged in
             --------------------
selling or servicing activities involving Contracts, either directly or through representatives or agencies, to plans, plan sponsors, participants, beneficiaries, IRAs or IRA owners subject to Title I of the Employee Retirement Income Securities Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") it (a) is acting independent of Principal Underwriter and the sales or servicing activities in relation to the Contract are at arm's length (b) is an investment advisor registered under the Investment Advisors Act of 1940 or a broker-dealer registered under the Securities Exchange Act of 1934, (c) is capable of evaluating investment risks independently, both in general, and with regard to particular transactions and investment strategies, (d) will determine whether the final investment advice regulation set forth in Department of Labor Regulation (S)2510.3-21 ("DOL Fiduciary Rule") applies to Broker's Sales or servicing activities or client interactions relating to the Contracts (the "Covered Transactions"). If the Broker determines that the DOL Fiduciary Rule applies to the Covered Transactions, and that it is required under the DOL Fiduciary Rule to act as a fiduciary, then Broker will comply with the DOL Fiduciary Rule and will be acting in its capacity as a fiduciary under ERISA and/or the Code with respect to any such Covered Transactions , and (Euro) in any case where the facts stated in (d) above apply, will be exercising independent judgment to evaluate and determine if the best interest standard is satisfied when investment advice is provided by the Broker relating to the Covered Transactions. Principal Underwriter represents that (i) it is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity in connection with the sale of the Contracts or the provision of educational materials, marketing materials, interactive tools, administrative or wholesaler support with regard to the Contracts, but is acting for its own financial interests, (ii) it has informed Broker of the existence and nature of the Principal Underwriter's interests in the transaction by disclosing its fees, and (iii) Principal Underwriter will not receive a separate fee or other compensation from Broker, affiliates of the Broker, or the Broker's clients for the provision of investment advice, as defined under the DOL Fiduciary Rule, in connection with Covered Transactions. This independent fiduciary exception is effective as of the date the selling agreement is executed and applies to each ERISA plan or IRA on whose behalf Broker will be acting regarding the purchase of the Contracts. This Section 4.4 documents the fiduciary roles with respect to this Agreement between Principal Underwriter and Broker, and the reliance and utilization of the "transactions with independent fiduciaries with financial expertise" exception found in Department of Labor Regulation (S)2510.3-21(c)(1).

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

                                   ARTICLE V
                                 COMPENSATION
                                 ------------

Section 5.1. Payment Under Compensation Schedules. Principal Underwriter shall
             -------------------------------------
pay Broker compensation for the sale of each Contract sold by Representatives of Broker as set forth in Exhibits A and B. Principal Underwriter shall identify to Broker with each such payment the name or names of the Representative(s) of Broker who solicited each Contract covered by the payment. Broker shall be responsible for issuing checks, statements or forms for tax purposes and other administrative duties connected with compensation of such Representatives. Unless otherwise agreed upon by the parties, Principal Underwriter shall have no obligation to any of the employees, agents or Representatives of Broker or Agency for the payment of any compensation. Unless otherwise provided in Exhibits A and B, compensation on the Contracts, including the commissions and fees therein, may be amended by Principal Underwriter at any time, in any manner, and without prior notice. If Broker or its Representatives replace an existing Product issued by any of Principal Underwriter's Affiliates in whole or in part, the compensation set forth in Exhibits A or B is inapplicable and Principal Underwriter, in its sole discretion, shall determine what, if any, commissions shall be payable in accordance with Principal Underwriter's Rewritten Business Rules in effect at the time of such replacement.

Section 5.2. Sole Discretion to Refund Premiums. Broker recognizes that
             -----------------------------------
Principal Underwriter and its Affiliates have sole discretion to refund or return purchase payments paid by applicants.

Section 5.3. Chargeback of Compensation. Except as otherwise may be provided in
             ---------------------------
Exhibit A and B, no compensation shall be payable in connection with a purchase payment, and any compensation already paid shall be promptly returned to Principal Underwriter on request, under each of the following conditions:

         a) if Principal Underwriter or its Affiliates, in their sole discretion, determine not to issue the Contract applied for;

         b) if Principal Underwriter or its Affiliates refund or return the purchase payment paid by the applicant for any reason, in whole or in part; or

         c) Principal Underwriter or its Affiliates determine that any person signing an application who is required to be registered and/or licensed or any other person or entity receiving compensation for soliciting purchases of the Contracts is not duly registered and/or licensed to sell the Contracts in the jurisdiction of such attempted sale.

Section 5.4. Offset. When commission has been paid to a Broker hereunder for a
             -------
purchase payment that has since been refunded or returned to the purchaser, Principal Underwriter may, at its option, offset the amount of that commission against any other amounts payable to Broker by Principal Underwriter or any one or more of its Affiliates. In addition, Principal Underwriter may at any time offset against any compensation payable to the Agency or its successors or assigns, any indebtedness due from the Agency to Principal Underwriter or its Affiliates. Nothing contained herein shall be construed as giving Broker, Agency or Representative the right to incur any indebtedness on behalf of Principal Underwriter or its Affiliates. Any remaining indebtedness of Broker to Principal Underwriter or its Affiliates arising under this Agreement shall be a first lien against any monies payable hereunder. The right of Broker, or any person claiming through Broker to receive any compensation provided by this Agreement shall be subordinate to the right of Principal Underwriter to offset such compensation against any such indebtedness of the Broker to Principal Underwriter or its Affiliates.

Section 5.5. No Right to Withhold. Neither Broker nor any of its
             ---------------------
Representatives shall have any right to withhold or deduct any part of any premium or other purchase payment it shall receive with respect to the Contracts covered by this Agreement for purposes of payment of commission or for any other purpose.

Section 5.6. Impact on Termination. Principal Underwriter shall pay
             ----------------------
compensation to Broker for Contracts credited to an Agency prior to the termination date of this Agreement, as set forth in Exhibits A and B. Such

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

compensation shall be payable when the premium is due and paid to Principal Underwriter subject to the provisions of this Agreement and of the Compensation Schedule(s).

Section 5.7. Principal Underwriter Payment of Compensation; Discharge of
             -----------------------------------------------------------
Obligation. Agency and Broker hereby acknowledge that compensation attributable
-----------
to the sale of any Contract issued by an Affiliate may be payable directly by Principal Underwriter, in its discretion, to Agency or Broker where permitted, and not by the Affiliate. Agency and Broker further acknowledge that such payment of compensation by Principal Underwriter attributable to the sale of such Contracts shall constitute a complete discharge of the obligation to pay compensation by the Affiliate issuer under this Agreement. The foregoing manner of payment shall not affect the right of offset or chargeback as referred to in Sections 5.3 and 5.4 of this Agreement, or other compensation rules as may be set forth in this Agreement, Exhibits A and B, or rules of the Principal Underwriter or its Affiliates.

Section 5.8. Expenses. Broker is responsible for all expenses incurred by the
             ---------
Broker, except as may be agreed to in writing by Principal Underwriter prior to the Broker incurring such expenses. Additionally, Principal Underwriter shall, at its expense, provide its standard advertising and promotional material to the Broker when deemed appropriate by Principal Underwriter.

Section 5.9. Conflict. With respect to compensation under this Agreement, in
             ---------
the event that anything contained in this Article 5 conflicts with the terms of the compensation described in the attached Exhibits A and B, the terms contained in Exhibits A and B shall prevail.

                                  ARTICLE VI
                         COMPLAINTS AND INVESTIGATIONS
                         -----------------------------

Section 6.1. Investigation by Regulator. Broker and Principal Underwriter shall
             ---------------------------
cooperate fully in any regulatory investigation or proceeding or judicial proceeding arising in connection with the offer, sale, and/or servicing of the Contracts.

Section 6.2. Customer Complaints. The term Customer Complaint shall mean an
             --------------------
oral or written communication either directly from the purchaser of or applicant for a Contract covered by this Agreement or his/her legal representative, or indirectly from a regulatory agency to which he/she or his/her legal representative has expressed a grievance.

Section 6.3. Notice and Handling of Customer Complaints.
             -------------------------------------------

         a) Principal Underwriter shall promptly notify Broker of Principal Underwriter's receipt of notice of any Customer Complaints relating to sales practices or marketing issues relating to the Contracts by forwarding to Broker a copy of any written materials in connection with such Customer Complaint and any additional information as may be necessary to furnish a complete understanding of same. Broker shall be responsible for resolving Customer Complaints involving sales practices or marketing issues. Principal Underwriter shall cooperate with Broker and provide information to Broker related to sales practices and marketing Customer Complaints that is reasonably required by Broker to facilitate the resolution of such Customer Complaints. During the resolution of a sales practices or marketing related Customer Complaint, Broker shall provide Principal Underwriter with a copy of all correspondence sent and received regarding that Customer Complaint. Nothing contained in this Section 6.3 (a) shall limit Principal Underwriter's right to settle as described in
             Section 6.4.

         b) Broker shall promptly notify Principal Underwriter of Broker's receipt of notice of any Customer Complaint by forwarding to Principal Underwriter a copy of any written materials in connection with the Customer Complaint and such additional information as may be necessary to furnish a complete understanding of same. Principal Underwriter shall be responsible for resolving Customer Complaints involving administrative issues. Broker shall cooperate with Principal

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

             Underwriter and provide information to Principal Underwriter related to administrative Customer Complaints that is reasonably required by Principal Underwriter to facilitate the resolution of such Customer Complaints.

Section 6.4. Right to Settle. Principal Underwriter reserves the right to
             ----------------
settle on behalf of itself, and on behalf of itself and Broker collectively if Broker agrees, any claims, complaints or grievances made by applicants, contract holders or others in connection with the Contracts, and concerning any conduct, act or omission by the Broker or its agents or representatives with respect to the Contracts or any transactions arising out of this Agreement. If Broker does not agree to a collective settlement with Principal Underwriter and Principal Underwriter, on behalf of itself, settles the matter, Broker shall indemnify and hold harmless Principal Underwriter from any and all claims, complaints or grievances made by Broker or any applicant, contract holder or other person or entity made in connection with such matter.

                                  ARTICLE VII
                          RECORDS AND ADMINISTRATION
                          --------------------------

Section 7.1. Books and Records. Broker shall maintain all books and records as
             ------------------
required by Rules 17a-3 and 17a-4 under the 1934 Act, except to the extent that Principal Underwriter may agree in writing to maintain any such records on Broker's behalf. Records subject to any such agreement shall be maintained by Principal Underwriter as agent for Broker in compliance with said rules, and such records shall be and remain the property of Broker and be at all times subject to inspection by the SEC in accordance with Section 17(a) of that Act. Nothing contained herein shall be construed to affect Principal Underwriter's or its Affiliates' right to ownership and control of all records and documents pertaining to its business operations including, without limitation, its operations relating to the Contracts. Principal Underwriter and Broker shall each retain all records related to this Agreement as required by the 1934 Act, and the rules and regulations thereunder and by any other Applicable Law, as Confidential Information.

                                 ARTICLE VIII
             CUSTOMER INFORMATION AND PROTECTED HEALTH INFORMATION
             -----------------------------------------------------

Section 8.1. Treatment of Customer Information. Broker shall treat Customer
             ----------------------------------
Information confidentially as required by Applicable Law and by Principal Underwriter, as described in Principal Underwriter's privacy notices and in accordance with Principal Underwriter policies and procedures. Broker shall also establish and implement administrative, physical and technical procedures to ensure the confidentiality, security and integrity of Customer Information in accordance with Applicable Law. Broker shall comply with Principal Underwriter's terms of use, policies and procedures with respect to use of Principal Underwriter electronic systems and databases providing access to Customer Information by Broker, its employees and Representatives, and shall promptly report to Principal Underwriter any actual or suspected breach of security related to such systems and databases of which it becomes aware. To the extent that Broker becomes aware of any actual or suspected security breach or unauthorized use, disclosure, acquisition or access to any Customer Information, Broker shall: (i) promptly notify Principal Underwriter, (ii) take all necessary and advisable corrective actions, and (iii) cooperate fully with Principal Underwriter in all reasonable and lawful efforts to prevent, mitigate or rectify such security breach or unauthorized use, disclosure, acquisition, or access to the Customer Information. Broker may use Customer Information only for the purpose of fulfilling its obligations under the Agreement. Broker shall limit access to Customer Information to its employees, Representatives and other Third Parties who need to know such Customer Information to permit Broker to fulfill its obligations under this Agreement and who have agreed to treat such Customer Information in accordance with the terms of this Agreement. Broker shall not disclose or otherwise make accessible Customer Information to anyone other than to the individual to whom the information relates (or to his or her legally authorized representative) or to other persons pursuant to a valid authorization signed by the individual to whom the information relates (or by his or her legally authorized representative), except as required for Broker to fulfill its obligations under this Agreement, as otherwise directed by Principal Underwriter, or as expressly required by Applicable Law. Principal Underwriter and its Affiliates may market, offer, sell or distribute insurance products, including, but not limited to, the Contracts, or any of their other products and related services, outside of this Agreement to customers of Broker provided they do not use Nonpublic Personal Information

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

regarding Broker's customers provided by Broker to specifically target those customers, and such marketing, offering, selling or distributing by Principal Underwriter and its Affiliates of insurance (including but not limited to the Contracts) or any of their other products or services shall not be subject to the terms of this Agreement.

Section 8.2. Protected Health Information ("PHI"). Notwithstanding anything to
             ----------------------------
the contrary in this Agreement, in order to comply with HIPAA requirements, Broker agrees with respect to any PHI received, obtained or created by Broker, or disclosed or made accessible to Broker, that Broker: (a) shall not use or disclose PHI except to provide services pursuant to this Agreement and consistent with Applicable Law; (b) shall limit the use of, access to and disclosure of PHI to the minimum required to perform services or by Applicable Law; (c) shall use appropriate safeguards to prevent use or disclosure of PHI except as permitted by this Agreement; (d) shall promptly report to Principal Underwriter any use or disclosure of Principal Underwriter PHI not permitted by this Agreement of which it becomes aware; (e) shall take reasonable steps to mitigate any harmful effect of any use or disclosure of PHI by Broker in violation of the terms of this Agreement or Applicable Law; (f) shall require that any of its Representatives and independent contractors to whom PHI is disclosed or made accessible or who uses PHI has agreed to the same restrictions and conditions that apply to Broker with respect to PHI pursuant to this Agreement; (g) shall, within fifteen (15) days of Principal Underwriter's request, provide to Principal Underwriter any PHI or information relating to PHI as deemed necessary by Principal Underwriter to provide individuals with access to, amendment of, and an accounting of disclosures of their PHI, and to incorporate any amendments of the PHI as requested by Principal Underwriter; (h) shall make its internal practices, books and records relating to its use or disclosure of PHI available to the Secretary of the United States Department of Health and Human Services at his/her request to determine Principal Underwriter's compliance with Applicable Law; (i) agrees that upon termination of this Agreement it shall, if feasible, return to Principal Underwriter or destroy all PHI it maintains in any form and retain no copies, and if such return or destruction is not feasible, to extend the protections of this Agreement to the PHI beyond the termination of this Agreement and for as long as Broker has PHI, and further agrees that any further use or disclosure of the PHI shall be solely for the purposes that make return or destruction infeasible. Destruction without retention of copies is not deemed feasible if prohibited by the terms of this Agreement or by Applicable Law, including record retention requirements under state insurance laws. With respect to PHI received made accessible, maintained or transmitted electronically in the performance of its obligations under this Agreement, Broker further agrees that it shall (1) implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability or any such electronic PHI;
(2) ensure that its Representatives agree to implement reasonable and appropriate safeguards to protect such electronic PHI; and (3) report to the Principal Underwriter any security incident related to Electronic PHI of which the Broker becomes aware. In this context, the term "security incident" means the attempted or successful unauthorized access, use, disclosure, modification or destruction of information or interference with system operations in information systems such as hardware, software, information, data applications, communications and people.

Section 8.3 Additional Broker Responsibility With Respect To PHI. The Broker
            -----------------------------------------------------
agrees and acknowledges that the Broker is directly subject to HIPAA as amended by the Health Information Technology for Economic and Clinical Health Act ("HITECH Act"), including its provisions relating to security and privacy of PHI as well as its enforcement and penalty provisions. The Broker agrees to:
(a) comply with all applicable security and privacy provisions of HIPAA as amended by the HITECH Act and as it may be amended from time to time; (b) not act in any way to interfere with or hinder the Principal Underwriter's ability to comply with HIPAA as amended by the HITECH Act and as it may be amended from time to time; and (c) notify the Principal Underwriter within five (5) business days of discovering a "breach" as that term is defined in Section 13400 of the HITECH Act at the following e-mail address: securitybreach@brighthousefinancial.com. In the event Broker learns of a
-----------------------------------
pattern of activity or practice of Principal Underwriter that constitutes a material breach or violation of its obligations relating to PHI under the Agreement, Broker will take reasonable steps to work with Principal Underwriter to cure the breach or end the violation. If such steps are unsuccessful, Broker will terminate the Agreement, if feasible, or, if termination is not feasible, report the problem to the Secretary of Health and Human Services.

Section 8.4. Privacy Notices and Authorization. Broker shall provide to
             ---------------------------------
customers and prospective customers who apply for or purchase Principal Underwriter products, and shall ensure that its Representatives provide to such customers and prospective customers, Principal Underwriter privacy notices as required by Applicable Law and by

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

Principal Underwriter. Broker shall also ensure that its Representatives obtain signed authorizations from customers and prospective customers who apply for Principal Underwriter products, as required by Principal Underwriter, and provide upon request of such customers and prospective customers, copies of their signed authorizations as required by Applicable Law and Principal Underwriter policy. In the event that a customer or prospective customer has signed a Principal Underwriter authorization and subsequently informs Broker or Representatives that he or she is revoking that authorization, Broker shall promptly inform Principal Underwriter in writing of such revocation.

                                  ARTICLE IX
                           CONFIDENTIAL INFORMATION
                           ------------------------

Section 9.1. Treatment of Confidential Information. Principal Underwriter and
             --------------------------------------
Broker and their respective Affiliates each shall keep confidential all Confidential Information of the other. Without limiting the generality of the foregoing, Principal Underwriter and Broker and their respective Affiliates shall not disclose any Confidential Information to any Third Party without the prior written consent of the other; provided, however, that each may disclose Confidential Information (a) to those of its Representatives who have a need to know the Confidential Information in the ordinary course of business and who are informed of the confidential nature of the Confidential Information, and
(b) as and to the extent required by Applicable Law or by legal process or requested by an insurance regulatory or administrative body. However, in the event that clause (b) of the preceding sentence is applicable, the party required or requested to disclose Confidential Information shall give prompt written notice thereof to the other party and shall reasonably cooperate in the other party's efforts to obtain an appropriate remedy to prevent or limit such disclosure. It is understood by Principal Underwriter and Broker that this
Section 9.1 shall not prevent Broker from quoting Principal Underwriter premium rates in the ordinary course of business.

Section 9.2. Return of Confidential Information. Promptly upon the termination
             -----------------------------------
of this Agreement or the request of the providing party, the receiving party shall return to the providing party all Confidential Information furnished by the providing party or its Representatives. Neither the receiving party nor any of its Representatives shall make any copies in any form of any documents containing Confidential Information of the providing party without the prior written consent of an officer of the providing party, except such copies as need to be made in the ordinary course of business by Principal Underwriter or Broker to fulfill their respective obligations under this Agreement.

Section 9.3. Damages. Principal Underwriter and Broker each acknowledge that
             --------
(a) money damages may not be a sufficient remedy for breach of this Article IX,
(b) the Party aggrieved by any such breach may be entitled to specific performance and injunctive and other equitable relief with respect to such breach, (c) such remedies shall not be deemed to be the exclusive remedies for any such breach but shall be in addition to all other remedies available at law or in equity, and (d) in the event of litigation relating to this Article IX, if a court of competent jurisdiction determines in a final non-appealable order that either Principal Underwriter or Broker or any of their respective Representatives has breached this Article IX, then the party that is found (or whose Representative is found) to have committed such breach shall be liable for reasonable legal fees incurred by the aggrieved party or its affiliates in connection with such litigation including, without limitation, any appeals.

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

                                   ARTICLE X
                                INDEMNIFICATION
                                ---------------

Section 10.1. Indemnification. Each party shall hold harmless, defend,
              ----------------
exonerate and indemnify each other party to this Agreement, as well as their respective employees, agents, trustees, Representatives, officers or directors, for any and all losses, claims, judgments, fines, penalties, damages, or liabilities (or any actions or threatened actions in respect of any of the foregoing) the other party suffers that results from the actions of the indemnifying party or its representatives with respect to its/their obligations under this Agreement, or breach of any representation, warranty, covenant, condition or duty contained in this Agreement or violation of Applicable Law with respect to its services required under this Agreement.

Section 10.2. Notice of Claim. After receipt of notice of the commencement of,
              ----------------
or threat of, any claim, action, or proceeding by a third party (a "Third Party Action") by a party that believes it is entitled to indemnification under this
Article X (the "Indemnified Party"), the Indemnified Party shall notify the party obligated to provide indemnification under this Article X (the "Indemnifying Party") in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the Indemnifying Party shall not relieve it from any liability under this Article X, except to the extent that the Indemnifying Party demonstrates that the defense of such Third Party Action is materially prejudiced by the failure to give timely notice. Such notice shall describe the claim in reasonable detail.

Section 10.3. Defense, Settlement and Subrogation.
              ------------------------------------

         a) The Indemnifying Party shall have the right to assume control of the defense of such Third Party Action and shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the reasonable fees and disbursements of such counsel related to such Third Party Action. The Indemnified Party shall cooperate and provide such assistance as the Indemnifying Party reasonably may request in connection with the Indemnifying Party's defense and shall be entitled to recover from the Indemnifying Party the reasonable out-of-pocket costs of providing such assistance (including reasonable fees of any counsel retained by the Indemnified Party with the consent of the Indemnifying Party to facilitate such assistance). The Indemnifying Party shall inform the Indemnified Party on a regular basis of the status of any Third Party Action and the Indemnifying Party's defense thereof.

         b) In any such Third Party Action, the Indemnified Party may, but shall not be obligated to, participate in the defense of any Third Party Action, at its own expense and using counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense thereof unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular Third Party Action.

         c) If notice is given to the Indemnifying Party of the commencement of any Third Party Action hereunder and the Indemnifying Party does not, either (i) within ten (10) Business Days after the receipt of such notice, give notice to the Indemnified Party of its election to assume the defense of such Third Party Action, or
             (ii) give notice to the Indemnified Party that it rejects the claim for indemnification pursuant to Section 10.5 herein, the Indemnified Party shall have the right, at its option and at the Indemnifying Party's expense, to defend such Third Party Action in a manner that the Indemnified Party deems appropriate. In such a case, the Indemnified Party shall not consent to the settlement, compromise or entry of judgment with respect to the Third Party Action without prior written notice to, consultation with, and written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

         d) In any Third Party Action, the defense of which is controlled by the Indemnifying Party: (i) the Indemnifying Party shall not, without the Indemnified Party's prior written consent, compromise or settle such Third Party Action, if (1) such compromise or settlement would impose an injunction or other equitable relief upon the Indemnified Party or (2) such compromise or settlement does not

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

             include the Third Party's release of the Indemnified Party from all liability relating to such Third Party Action; and (ii) the Indemnified Party shall not compromise or settle such Third Party Action without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, provided that, if the Indemnified Party desires to compromise or settle such claim, suit or proceeding and the Indemnifying Party reasonably refuses to consent to such compromise or settlement, the Indemnified Party may enter into a compromise or settlement but shall be solely responsible for the cost of any compromise or settlement amount.

Section 10.4. Claim Not Involving Third Party Action. A claim for
              ---------------------------------------
indemnification by a party hereunder for any matter not involving a Third Party Action may be asserted by notice to another party.

Section 10.5. Notice of Rejection of Claim. Notwithstanding anything within
              -----------------------------
this Article X to the contrary, a party who has received a notice of claim for indemnification under this Article X, may notify the party asserting such claim for indemnification that it rejects the claim. Such notice rejecting a claim for indemnification must be given by the rejecting party within ten
(10) business days of its receipt of the notice of claim and shall describe the basis for the rejection of the claim in reasonable detail.

Section 10.6. Provisions Not to Control. Notwithstanding anything in this
              --------------------------
Article X to the contrary, the terms and provisions of Article VI shall control in the event of any conflict or alleged conflict with this Article X.

                                  ARTICLE XI
                              GENERAL PROVISIONS
                              ------------------

Section 11.1. Term and Termination.
              ---------------------

         a)  Term. This Agreement shall continue in force from the Effective
             -----
             Date, provided that any party may unilaterally terminate this Agreement with or without cause upon thirty (30) days prior written notice of termination to the other parties.

         b)  Termination Due to Change in Status.
             ------------------------------------

             1)  Broker-Dealer Status. The Agreement shall terminate
                 ---------------------
                 immediately upon Principal Underwriter or Broker ceasing to be a registered broker-dealer or a member of the FINRA.

             2)  Legal Status. The Agreement shall terminate immediately upon
                 -------------
                 the termination of the legal existence of Selling Broker-Dealer or the Agency, or the merger, consolidation, reorganization, dissolution, receivership or bankruptcy of either, or whenever the Agency is no longer licensed under law to solicit and procure applications for Contracts, unless the Agency notifies the other parties in writing at least thirty
                 (30) days' prior to the occurrence of any of the above events and obtains written permission to continue on a basis approved by the other parties.

         c)  Continuing Obligations. Upon termination of this Agreement, all
             -----------------------
             authorizations, rights and obligations shall cease except (a) the agreements contained in Articles VI,VII, VIII, IX, and X, Sections 11.4, 11.5, 11.6 and 11.10 hereof; and (b) the obligation to settle accounts hereunder. Except with respect to records required to be maintained by Broker pursuant to Rules 17a-3 and 17a-4 under the 1934 Act, Broker shall return to Principal Underwriter, within 30 days after the Effective Date of termination, any and all records in its possession which have been specifically maintained in connection with Principal Underwriter's operations related to the Contracts.

Section 11.2. Assignability. This Agreement shall not be assigned by either
              --------------
party without the written consent of the other; provided, however, that Principal Underwriter may assign this Agreement to any of its Affiliates at any time. Any purported assignment in violation of this Section 11.2 shall be void.

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

Section 11.3. Amendments. No oral promises or representations shall be binding
              -----------
nor shall this Agreement be modified except by agreement in writing, executed on behalf of the parties by a duly authorized officer of each of them.

Section 11.4. Notices. All notices, demands and other communications required
              --------
or permitted to be given to any party under this Agreement shall be in writing and any such notice, demand or other communication shall be deemed to have been duly given when delivered by hand, courier or overnight delivery service or, if mailed, two (2) Business Days after deposit in the mail and sent certified or registered mail, return receipt requested and with first-class postage prepaid:

         (a) If to Broker, to the address on the signature page of this Agreement.

         (b) If to Principal Underwriter:
                           Brighthouse Securities, LLC
                           Attn: Installations
                           11225 North Community House Road
                           Charlotte, NC 28277

          Either party may change its respective notice address by advance written notice to the other.

Section 11.5. Arbitration.
              ------------

         a)  When Arbitration Required. All disputes and differences between
             --------------------------
             the parties, other than those seeking injunctive relief or a restraining order under this Agreement, or arising with respect to the use of Customer Information, PHI or Confidential Information under Articles VIII and IX, must be decided by arbitration in accordance with the rules of arbitration of the American Arbitration Association, regardless of the insolvency of either party, unless the conservator, receiver, liquidator or statutory successor is specifically exempted from an arbitration proceeding by applicable state law.

         b)  Initiation of Arbitration. Either party may initiate arbitration
             --------------------------
             by providing written notification to the other party. Such written notice shall set forth (i) a brief statement of the issue(s); (ii) the failure of the parties to reach agreement; and (iii) the date of the demand for arbitration.

         c)  Arbitration Panel. The arbitration panel shall consist of three
             ------------------
             arbitrators. The arbitrators must be impartial and must be or must have been officers of life insurance and or securities companies other than the parties or their affiliates.

         d)  Selection of Arbitrators. Each party shall select an arbitrator
             -------------------------
             within thirty (30) days from the date of the demand. If either party shall refuse or fail to appoint an arbitrator within the time allowed, the party that has appointed an arbitrator may notify the other party that, if it has not appointed its arbitrator within the following ten (10) days, an arbitrator shall be appointed on its behalf. The two (2) arbitrators shall select the third arbitrator within thirty (30) days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the third arbitrator within the time allowed, each arbitrator shall submit to the other a list of three
             (3) candidates. Each arbitrator shall select one name from the list submitted by the other and the third arbitrator shall be selected from the two names chosen by drawing lots.

         e)  Rules; Place for Meetings; Majority Vote. The arbitrators shall
             -----------------------------------------
             determine all arbitration schedules and procedural rules. Organizational and other meetings shall be held in New York, unless the arbitrators select another location. The arbitrators shall decide all matters by majority vote.

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

         f)  Decision Final. The decisions of the arbitrators shall be final
             ---------------
             and binding on both parties. The arbitrators may, at their discretion, award costs and expenses, as they deem appropriate, including but not limited to legal fees and interest. The arbitrators may not award exemplary or punitive damages. Judgment may be entered upon the final decision of the arbitrators in any court of competent jurisdiction.

         g)  Fees and Expenses. Each party shall be responsible for (a) all
             ------------------
             fees and expenses of its respective counsel, accountants, actuaries and any other representatives in connection with the arbitration and (b) unless the arbitrators shall provide otherwise, one-half (1/2) of the expenses of the arbitration, including the fees and expenses of the arbitrators.

Section 11.6. Governing Law. This Agreement shall be governed by and construed
              --------------
in accordance with the laws of the State of Delaware without regard to Delaware choice of law provisions.

Section 11.7. Entire Understanding. This Agreement and any reference
              ---------------------
incorporated herein constitute the complete understanding of the parties and supersedes in its entirety any and all prior and contemporaneous agreements among the parties with respect to the subject matter discussed herein. No oral agreements or representations shall be binding.

Section 11.8. Third Party Beneficiaries. Nothing in the Agreement shall convey
              --------------------------
any rights upon any person or entity, which is not a party to the Agreement. Principal Underwriter's Affiliates shall be Third Party beneficiaries of this Agreement, entitled to enforce the provision hereof as if they were a party to this Agreement.

Section 11.9. Non-Exclusivity. No territory or product is assigned exclusively
              ----------------
hereunder to Broker and Agency and Principal Underwriter reserves the right in its discretion to enter into selling agreements with other broker-dealers, and to contract with or establish one or more insurance agencies in any jurisdiction in which Broker transacts business hereunder.

Section 11.10. Non-Solicitation of Employees and Agents. For purposes of this
               -----------------------------------------
Section 11.10 only, the term "agent" shall include all appointed agents and Representatives. The parties to this Agreement acknowledge that each may have access to the names and identities of agents of each party as a result of performing their respective obligations under this Agreement, and that each may establish close working relationships with such persons. Therefore:

         a) Broker and Agency (for purposes of this Section 11.10, "Selling Group"), shall not solicit any agent of Principal Underwriter while an agent maintains his/ her affiliation with Principal Underwriter and for twelve (12) months after termination of the affiliation. In addition, Selling Group shall not interfere in any way with the relationships, contractual or otherwise, between Principal Underwriter and its agents. Selling Group shall not induce or encourage, or attempt to induce or encourage, any agent of Principal Underwriter to terminate or change his/ her relationship with Principal Underwriter; and

         b) Principal Underwriter shall not solicit any agent of Selling Group while an agent maintains his/ her affiliation with Selling Group and for twelve (12) months after termination of the affiliation. In addition, Principal Underwriter shall not interfere in any way with the relationships, contractual or otherwise, between Selling Group and its agents. Principal Underwriter shall not induce or encourage, or attempt to induce or encourage, any agent of Selling Group to terminate or change his/ her relationship with Selling Group.

Section 11.11. Waiver. The failure of either party to strictly enforce any
               -------
provision of this Agreement shall not operate as a waiver of such provision or release either party from its obligation to perform strictly in accordance with such provision.

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

Section 11.12. Counterparts. This Agreement may be executed in counterparts,
               -------------
with the same force and effect as if executed in one complete document.

Section 11.13. Severability. If any provision of this Agreement is declared
               -------------
null, void or unenforceable in whole or in part by any court, arbitrator or governmental agency, said provision shall survive to the extent it is not so declared and all the other provisions of the Agreement shall remain in full force and effect unless, in each case, such declaration shall serve to deprive any of the parties hereto of the fundamental benefits of this Agreement.

Section 11.14. Trademarks. Neither party may use the other party's trademarks,
               -----------
service marks, trade names, logos, or other commercial or product designations (collectively, "Marks") for any purpose whatsoever without the prior written consent of the other party.

Section 11.15. Preparation of Certificates. Notwithstanding anything to the
               ----------------------------
contrary in this Agreement, Broker and Principal Underwriter shall cooperate fully in the preparation of and execution of any certificates that may be required by a regulatory authority or by Applicable Law, in connection with the offer, sale, and/or servicing of the Contracts.

Section 11.16. Parties' Control of Business and Operations. The performance or
               --------------------------------------------
receipt of services pursuant to this Agreement shall in no way impair the absolute control of the business and operations of each of the parties and their respective Affiliates by their own Board of Directors.

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

In reliance on the representations set forth and in consideration of the undertakings described, the parties represented below do hereby contract and agree.

"PRINCIPAL UNDERWRITER"

BRIGHTHOUSE SECURITIES, LLC
---------------------------------------------

By
   ------------------------------------------

---------------------------------------------

Date
     ----------------------------------------

Address:
Brighthouse Securities, LLC
---------------------------------------------

11225 North Community House Road
---------------------------------------------

Charlotte, NC 28277
---------------------------------------------

Fax #:
     ----------------------------------------

"BROKER DEALER"

---------------------------------------------
(Broker Firm)

By
   ------------------------------------------

---------------------------------------------
Print Name & Title

Date
     ----------------------------------------

Address:

---------------------------------------------

---------------------------------------------

---------------------------------------------

Fax #:
      ---------------------------------------

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

                                   EXHIBIT A

                 SCHEDULE OF VARIABLE PRODUCT AND COMPENSATION

                               [TO BE INSERTED]

                                   EXHIBIT B

                  SCHEDULE OF FIXED PRODUCT AND COMPENSATION

                               [TO BE INSERTED]

                                   EXHIBIT C
                          ASSOCIATED INSURANCE AGENCY

The Broker/Dealer named below ("Broker"), having executed a Retail Sales Agreement (the "Agreement") by and between Broker, and Brighthouse Securities, LLC (the "Company") dated ________ that, among other things, provides for sales of Company's or its Affiliates' Contracts through a designated associated insurance agency or agencies, hereby designates the associated insurance agency(s) (the "Associated Insurance Agency(s)") named below as its Agency (as that term is defined in the Agreement) pursuant to Article III thereof. By signing this Exhibit C, each of Broker and the Associated Insurance Agency(s) hereby represents and warrants that each of the Associated Insurance Agency(s) is and will remain qualified to serve as an Agency in accordance with the terms of the Agreement. Each of the Associated Insurance Agency(s) hereby acknowledge that it has received a copy of the Agreement, that it has reviewed the Agreement and understands all of its terms, covenants and agreements, that it has had the opportunity to consult with counsel of choice relative thereto and that it agrees to be bound by and subject to the terms of the Agreement.

Without limiting the foregoing, Broker-Dealer and Insurance Agent represent that they are in compliance with the terms and conditions of Howard & Howard
                                                             ---------------
(sub. nom. First of America Brokerage Service, Inc.) (avail. Sept. 28, 1995)
 ---  ---  ----------------------------------------
issued by the Staff of the SEC with respect to the non-registration as a broker-dealer of an insurance agency associated with a registered broker-dealer. Broker-Dealer and Insurance Agent shall notify Company immediately in writing if Broker-Dealer and/or Insurance Agent fail to comply with any such terms and conditions and shall take such measures as may be necessary and as promptly as practicable under the circumstances to cure any such non-compliance.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE PARTIES

-------                                -------
BROKER/DEALER                          ASSOCIATED INSURANCE AGENCY NAME

By:                                    By:
   ---------------------------------      ---------------------------------

------------------------------------   ------------------------------------
(Print Name & Title)                   (Print Name & Title)

Date:                                  Date:
     -------------------------------        -------------------------------

Tax ID:                                Tax ID:
       -----------------------------          -----------------------------

-------                                -------
ASSOCIATED INSURANCE AGENCY NAME       ASSOCIATED INSURANCE AGENCY NAME

By:                                    By:
   ---------------------------------      ---------------------------------

------------------------------------   ------------------------------------
(Print Name & Title)                   (Print Name & Title)

Date:                                  Date:
     -------------------------------        -------------------------------

Tax ID:                                Tax ID:
       -----------------------------          -----------------------------